UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: August 7, 2006
(Date of earliest event reported)

CA, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-9247 (Commission File Number)	13-2857434 (IRS Employer Identification No.)

One CA Plaza Islandia, New York (Address of Principal Executive Offices)	11749 (Zip Code)
(631) 342-6000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-99.1: NOTICE TO DIRECTORS AND EXECUTIVE OFFICERS

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
     CA, Inc. (the “Company”) intends to suspend its ability to sell shares of its common stock to its employees under the CA Savings Harvest Plan (the “Plan”), from 5:30 p.m. (ET) on Wednesday, August 9, 2006 through 9:30 a.m. (ET) on Tuesday, August 15, 2006 (the “Suspension Period”). During the Suspension Period, directors and executive officers of the Company will not be permitted to purchase or sell any shares of Company stock (unless, as required by law, certain conditions are met). These restrictions are required by Section 306 of the Sarbanes-Oxley Act of 2002. On August 7, 2006, the Company gave notice of the Suspension Period to its directors and executive officers, and a copy of the notice is attached hereto as Exhibit 99.1.
     The Company is imposing the Suspension Period because it expects to defer filing of its Quarterly Report on Form 10-Q (the “Quarterly Report”) for the fiscal period ended June 30, 2006, which would otherwise be due on August 9, 2006, for up to five calendar days as permitted by Rule 12b-25 under the Securities Exchange Act of 1934. As a result of this deferral, on August 9, 2006 the Company will stop using its existing registration statement under the Securities Act of 1933 to offer and sell Plan interests or the Company’s common stock to employees until it has filed the Quarterly Report with the Securities and Exchange Commission. Once it files the Quarterly Report, the Company will resume use of its registration statement to sell Plan interests and the Company’s common stock to employees and will terminate the Suspension Period.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
Exhibit 99.1	Notice to Directors and Executive Officers of CA, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, INC.

Date: August 7, 2006	By:	/s/ Kenneth V. Handal

Kenneth V. Handal
Executive Vice President, General Counsel and Corporate
Secretary